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                                     PROXY

                      THE HOME-STAKE ROYALTY CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert C. Simpson and Chris K. Corcoran, or either of them, with full power of substitution, as Proxies of the undersigned, with all powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of The Home-Stake Royalty Corporation ("HSRC") to be held on Thursday, November 20, 1997, in the offices of HSRC at 15 East 5th Street, Suite 2800, Tulsa, Oklahoma, at 9:00 A.M., and at any and all adjournments or postponements thereof, as indicated below:

     1. Proposal to approve and adopt the Merger Agreement described in the accompanying Proxy Statement/Prospectus whereby (i) HSRC will be merged with and into The Home-Stake Oil & Gas Company ("HSOG") with HSOG to be the surviving corporation of the merger and (ii) the stockholders of HSRC will receive 48.66 shares of the common stock of HSOG for each of their shares of the common stock of HSRC.

                    [_] FOR         [_] AGAINST        [_] ABSTAIN

     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


     This Proxy, when properly executed, will be voted at the Annual Meeting or any adjournment or postponement thereof as directed herein by the undersigned stockholder. If no specifications are made, this Proxy will be voted FOR the proposal described under number 1 above. This Proxy is revocable at any time before it is exercised.


     PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.



                                      Dated:                        , 1997





                                                   Signature(s)




                                                   Signature(s)


                                      IMPORTANT:  Please date this Proxy and
                                      sign exactly as your name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.